UNITED STATES
                       SECURITIES EXCHANGE AND COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                       October 15, 1998 (October 1, 1998)


                       ARTERIAL VASCULAR ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)


                                     0-27802
                            (Commission File Number)

                 Delaware                                     94-3144218
(State or other jurisdiction of incorporation               (IRS Employer
             or organization)                             Identification No.)


3576 Unocal Place, Santa Rosa, California                        95403
 (Address of principal executive offices)                      (Zip Code)


                                 (707) 525-0111
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 1, 1998, Arterial Vascular Engineering, Inc. (the "Company") announced the closing of its previously announced agreement to acquire the coronary catheter lab business (the "Business") of C. R. Bard, Inc. ("Bard"), as well as rights to the supply by Bard of certain materials, for approximately $550 million in cash, subject to adjustment. The transaction was structured as an acquisition of the assets and certain liabilities of Bard related to the Business and the acquisition of stock of certain subsidiaries (the "Subsidiaries") of Bard engaged in the Business. Pursuant to the definitive agreement, AVE did not acquire any cash or accounts receivable of the Business in consideration for the $550 million purchase price. However, AVE did purchase the trade accounts receivable of the Subsidiaries for 95% of the "net" book value of the Subsidiaries' trade accounts receivable as of the closing Date ("net" meaning after deduction of the amount of the reserves for doubtful accounts).

         The acquisition was financed by term loans and revolving credit facilities syndicated among various banks and financial institutions. AVE expects to incur a significant one-time charge related to the acquisition, largely in connection with the write-off of in-process research and development. However, the Company is aware that the Securities and Exchange Commission is reviewing the methodologies heretofore commonly used by companies in calculating such one-time charges, and is likely to require a modified approach to calculating such charges that may well require the Company to capitalize a significantly higher amount of the acquisition costs.


ITEM 7.  EXHIBITS.

1. Stock and Asset Purchase Agreement between C. R. Bard, Inc. and Arterial Vascular Engineering, Inc., dated as of July 9, 1998.

2. Press Release, dated October 1, 1998, entitled "AVE Announces Closing of Acquisition of Bard's Coronary Cath Lab Business."

                                       2.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ARTERIAL VASCULAR ENGINEERING, INC.


Dated:  October 15, 1998                 By: /s/ Lawrence J. Fassler
                                             -----------------------------------
                                             Lawrence J. Fassler
                                             Vice President of Legal Affairs,
                                             General Counsel, Secretary

                                       3.

                                INDEX TO EXHIBITS


1. Stock and Asset Purchase Agreement between C. R. Bard, Inc. and Arterial Vascular Engineering, Inc., dated as of July 9, 1998.

2. Press Release, dated October 1, 1998, entitled "AVE Announces Closing of Acquisition of Bard's Coronary Cath Lab Business."

                                       4.